Exhibit 99.1

BLADE URBAN AIR MOBILITY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(in thousands, except share and per share data)

	For the Three Months Ended March 31,		For the Six Months Ended March 31,
	2021	2020	2021	2020
Revenue	$9,273	$6,454	$17,259	$11,677
Operating expenses
Cost of revenue	7,673	5,831	13,995	11,588
Software development	156	241	342	471
General and administrative	4,803	2,807	8,214	5,815
Selling and marketing	866	923	1,301	1,955
Total operating expenses	13,498	9,802	23,852	19,829
Loss from operations	(4,225)	(3,348)	(6,593)	(8,152)
Other non-operating income (expense)
Interest income (expense), net	4	(61)	11	30
Total other non-operating income (expense)	4	(61)	11	30
Net loss	$(4,221)	$(3,409)	$(6,582)	$(8,122)
Weighted average shares outstanding, basic and diluted	12,747,462	12,513,301	12,681,029	12,510,955
Net loss per share, basic and diluted	$(0.33)	$(0.27)	$(0.52)	$(0.65)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

BLADE URBAN AIR MOBILITY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	As of
	March 31, 2021	September 30, 2020
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$7,511	$12,162
Restricted cash	415	114
Accounts receivable	1,072	1,092
Prepaid expenses and other current assets	2,114	1,011
Total current assets	11,112	14,379
Non-current assets
Investment in joint venture	200	200
Other non-current assets	136	107
Intangible assets, net	942	533
Operating right-of-use asset	569	737
Deferred recapitalization costs	3,173	-
Property and equipment, net	1,674	1,759
Total assets	$17,806	$17,715
Liabilities and Stockholders' Equity
Current liabilities
Accounts payable and accrued expenses	$4,011	$776
Deferred revenue	4,415	3,973
Operating lease liability, current	394	430
Note payable	1,165	1,165
Total current liabilities	9,985	6,344
Non-current liabilities
Operating lease liability, long-term	125	291
Total liabilities	10,110	6,635
Commitments and Contingencies (Note 9)
Stockholders' Equity
Preferred stock - Series Seed, $0.00001 par value, 2,817,000 shares authorized, issued and outstanding at March 31, 2021 and September 30, 2020, respectively.	-	-
Preferred stock - Series A, $0.00001 par value, 6,734,526 shares authorized, 6,734,517 issued and outstanding at March 31, 2021 and September 30, 2020, respectively.	-	-
Preferred stock - Series B, $0.00001 par value, 12,660,000 shares authorized at March 31, 2021 and September 30, 2020, respectively. 12,565,294 shares issued and outstanding at March 31, 2021 and September 30, 2020, respectively.	-	-
Common stock, $0.00001 par value; 50,300,000 authorized; 13,756,294 and 12,592,851 shares issued and outstanding at March 31, 2021 and September 30, 2020, respectively.	-	-
Additional paid in capital	51,416	48,218
Accumulated deficit	(43,720)	(37,138)
Total stockholders' equity	7,696	11,080
Total Liabilities and Stockholders' Equity	$17,806	$17,715

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

BLADE URBAN AIR MOBILITY, INC.

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

FOR THE SIX MONTHS ENDED MARCH 31, 2021 AND 2020

(unaudited)

(in thousands, except share and per share data)

	Preferred Stock - Series Seed		Preferred Stock - Series A		Preferred Stock - Series B		Common Stock		Additional Paid-	Accumulated	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	In Capital	Deficit	Equity
Balance at January 1, 2021	2,817,000	$-	6,734,517	$-	12,565,294	$-	13,693,274	$-	$49,495	$(39,499)	$9,996
Stock option exercise	-	-	-	-	-	-	63,020	-	17	-	17
Stock-based compensation - stock options	-	-	-	-	-	-	-	-	109	-	109
Stock-based compensation - restricted stock	-	-	-	-	-	-	-	-	1,795	-	1,795
Net loss	-	-	-	-	-	-	-	-	-	(4,221)	(4,221)
Balance at March 31, 2021	2,817,000	$-	6,734,517	$-	12,565,294	$-	13,756,294	$-	$51,416	$(43,720)	$7,696

Balance at January 1, 2020	2,817,000	$-	6,734,517	$-	12,565,294	$-	12,513,301	$-	$47,809	$(31,691)	$16,118
Stock-based compensation - stock options	-	-	-	-	-	-	-	-	87	-	87
Net loss	-	-	-	-	-	-	-	-	-	(3,409)	(3,409)
Balance at March 31, 2020	2,817,000	$-	6,734,517	$-	12,565,294	$-	12,513,301	$-	$47,896	$(35,100)	$12,796

Balance at October 1, 2020	2,817,000	$-	6,734,517	$-	12,565,294	$-	12,592,851	$-	$48,218	$(37,138)	$11,080
Issuance of restricted stock	-	-	-	-	-	-	1,085,840	-	-	-	-
Stock option exercise	-	-	-	-	-	-	77,603	-	19	-	19
Stock-based compensation - restricted stock	-	-	-	-	-	-	-	-	2,822	-	2,822
Stock-based compensation - stock options	-	-	-	-	-	-	-	-	357	-	357
Net loss	-	-	-	-	-	-	-	-	-	(6,582)	(6,582)
Balance at March 31, 2021	2,817,000	$-	6,734,517	$-	12,565,294	$-	13,756,294	$-	$51,416	$(43,720)	$7,696

Balance at October 1, 2019	2,817,000	$-	6,734,517	$-	12,565,294	$-	12,502,885	$-	$47,713	$(26,978)	$20,735
Stock option exercise	-	-	-	-	-	-	10,416	-	5	-	5
Stock-based compensation - stock options	-	-	-	-	-	-	-	-	178	-	178
Net loss	-	-	-	-	-	-	-	-	-	(8,122)	(8,122)
Balance at March 31, 2020	2,817,000	$-	6,734,517	$-	12,565,294	$-	12,513,301	$-	$47,896	$(35,100)	$12,796

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

BLADE URBAN AIR MOBILITY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

(in thousands)

	For the Six Months Ended March 31,
	2021	2020
Cash Flows From Operating Activities:
Net loss	$(6,582)	$(8,122)
Adjustments to reconcile net loss to net cash and restricted cash used in operating activities:
Depreciation and amortization	265	265
Stock-based compensation	3,179	178
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(1,203)	(429)
Accounts receivable	20	(178)
Other non-current assets	71	90
Operating lease assets/liabilities	(34)	(21)
Accounts payable and accrued expenses	3,235	(1,502)
Deferred revenue	442	375
Net cash used in operating activities	(607)	(9,344)
Cash Flows From Investing Activities:
Purchase of domain name	(503)	-
Purchase of property and equipment	(86)	(368)
Net cash used in investing activities	(589)	(368)
Cash Flows From Financing Activities:
Proceeds from the exercise of common stock options	19	5
Deferred recapitalization costs related to the merger	(3,173)	-
Net cash (used in) provided by financing activities	(3,154)	5
Net decrease in cash and cash equivalents and restricted cash	(4,350)	(9,707)
Cash and cash equivalents and restricted cash - beginning	12,276	22,291
Cash and cash equivalents and restricted cash - ending	$7,926	$12,584
Cash and cash equivalents	$7,511	$12,467
Restricted cash	415	117
Total	$7,926	$12,584
Supplemental cash flow information
Cash paid for:
Interest	$-	$-
Income Taxes	$-	$-
Non-cash investing and financing activities
Adoption of new leases under ASC 842 entered into during the period	$12	$767

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Blade Urban Air Mobility, Inc. and Consolidated Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

(amounts in thousands, except share and per share data)

Note 1 – Business, Liquidity and Capital Resources

Overview and Management’s Plans

Blade Urban Air Mobility, Inc. (“Blade”), a Delaware corporation, was formed on December 22, 2014. On May 21, 2020 and March 21, 2019, Blade formed Blade Urban Ground Mobility LLC, a New York limited liability company and Blade US LLC, a Delaware limited liability company, respectively, as its wholly owned subsidiaries. Blade and its wholly owned subsidiaries (the “Company”) have their headquarters in New York, New York.

The Company is committed to providing consumers with a cost effective and time efficient alternative to ground transportation for congested routes. Blade arranges charter and by-the-seat flights across helicopters, jets, turboprops, and amphibious seaplanes operating in various locations throughout the United States. Blade’s platform utilizes a technology-powered, asset-light business model. Blade provides transportation to its customers through a network of contracted aircraft operators. Blade does not own, lease or operate its own aircraft.

The Company’s asset-light business model was developed to be scalable and profitable using conventional helicopters today while enabling a seamless transition to Electric Vertical Aircraft (“EVA”), or as known within the aerospace community, Electric Vertical Take-Off and Landing aircraft (“eVTOL”), once they are certified for public use. The Company intends to leverage the lower operating costs of EVA versus helicopters to reduce the consumer’s price for its flights. Additionally, the Company expects the reduced noise footprint and zero carbon emission characteristics of EVA to allow for the development of new vertical landing infrastructure (“vertiports”) in its existing and new markets.

Liquidity and Capital Resources

As of March 31, 2021 and September 30, 2020, the Company’s cash on hand was $7,511 and $12,162, respectively. The Company has generated revenues of $9,273 and $6,454 for the three months ended March 31, 2021 and 2020, respectively, and $17,259 and $11,677 for the six months ended March 31, 2021 and 2020, respectively. On account of costs incurred in building its operations and developing its markets, the Company has incurred net losses of $4,221 and $3,409 for the three months ended March 31, 2021 and 2020, respectively, and $6,582 and $8,122 for the six months ended March 31, 2021 and 2020, respectively. As of March 31, 2021, the Company had working capital of $1,127 and stockholders’ equity of $7,696. During the six months ended March 31, 2021, cash flows used in operating activities were $607, consisting primarily of a net loss of $6,582 offset by non-cash stock-based compensation charges of $3,179 and an increase in accounts payable and accrued expenses of $3,235. Since inception, the Company has met its liquidity requirements principally through the sale of its convertible preferred stock in private placements.

On December 14, 2020, Blade entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Experience Investment Corp. (“Experience”), a Delaware corporation and Experience Merger Sub, Inc., also a Delaware corporation and a wholly-owned subsidiary of Experience (“Merger Sub”), providing for, among other things, and subject to the terms and conditions therein, a business combination between Blade and Experience (the “Merger”).

On May 7, 2021, the Company consummated the Merger. Simultaneous with the closing of the Merger, the Company consummated a PIPE financing. The Company received approximately $365,000 in gross proceeds at the time of the Merger with Experience, which included $125,000 in gross proceeds from the PIPE financing.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) for interim financial information and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. Management’s opinion is that all adjustments (consisting of normal accruals) considered necessary for a fair presentation have been included. Operating results for the three and six months ended March 31, 2021 are not necessarily indicative of the results that may be expected for the year ending September 30, 2021. These unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements for the year ended September 30, 2020 and related notes thereto included in our proxy statement/prospectus/consent solicitation statement filed on April 6, 2021.

Blade Urban Air Mobility, Inc. and Consolidated Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

(amounts in thousands, except share and per share data)

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All inter-company balances and transactions have been eliminated in the accompanying consolidated financial statements.

Reclassification

Certain amounts in prior periods related to the classification of disaggregated revenue have been reclassified to conform to current period presentation. These reclassifications had no effect on the previously reported net loss.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. The Company bases its estimates on historical experience, current business factors, and various other assumptions that the Company believes are necessary to consider to form a basis for making judgments about the carrying values of assets and liabilities, the recorded amounts of revenue and expenses, and the disclosure of contingent assets and liabilities. The Company is subject to uncertainties such as the impact of future events, economic and political factors, and changes in the Company’s business environment; therefore, actual results could differ from these estimates. Accordingly, the accounting estimates used in the preparation of the Company’s financial statements will change as new events occur, as more experience is acquired, as additional information is obtained and as the Company’s operating environment evolves.

Changes in estimates are made when circumstances warrant. Such changes in estimates and refinements in estimation methodologies are reflected in reported results of operations; if material, the effects of changes in estimates are disclosed in the notes to the financial statements. Significant estimates and assumptions by management include the allowance for doubtful accounts, the carrying value of long-lived assets, the carrying value of intangible assets, revenue recognition, contingencies, the provision for income taxes and related deferred tax accounts and the fair value of stock options and other stock-based awards.

Blade Urban Air Mobility, Inc. and Consolidated Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

(amounts in thousands, except share and per share data)

Note 2 – Summary of Significant Accounting Policies (Continued)

Cash and Cash Equivalents and Restricted Cash

The Company considers all highly liquid investments with a maturity of three months or less on their acquisition date as cash and cash equivalents. Restricted cash consists principally of Company funds on deposit with a financial institution, which supports a letter of credit by the financial institution in favor of the Company’s obligations to the United States Department of Transportation.

Concentrations

Financial instruments which potentially subject the Company to concentrations of credit risk consists principally of cash amounts on deposit with financial institutions. At times, the Company’s cash in banks is in excess of the Federal Deposit Insurance corporation (“FDIC”) insurance limit. The Company has not experienced any loss as a result of these deposits.

Major Customers

For the three and six months ended March 31, 2021 and 2020, there was no single customer that generated 10% or more of the Company’s revenue.

Most of the Company’s customers remit payment in advance of the date of the flight. Accounts receivable consists principally of amounts due from the Company’s MediMobility organ transport customers, which are large hospitals that receive terms for payment, along with receivables from our credit card processors. Four of these customers accounted for 28%, 23%, 17% and 14%, respectively, of accounts receivable as of March 31, 2021 and three customers accounted for 36%, 29% and 10%, respectively, of accounts receivable as of September 30, 2020. These concentrations make the Company vulnerable to a near-term severe impact should these relationships be terminated. To limit such risks, the Company performs ongoing credit evaluations of its customers’ financial condition.

Major Vendors

No vendor accounted for 10% or more of the Company’s purchases from operating vendors for the three months ended March 31, 2021. For the three months ended March 31, 2020, one vendor accounted for 12% of the Company’s purchases from operating vendors.

No vendor accounted for 10% or more of the Company’s purchases from operating vendors for the six months ended March 31, 2021. One vendor accounted for 15% of the Company’s purchases from operating vendors for the six months ended March 31, 2020.

One vendor accounted for 62% of the Company’s outstanding accounts payable as of March 31, 2021. One vendor accounted for 26% of the Company’s outstanding accounts payable as of September 30, 2020.

Accounts Receivable

Accounts receivable consists principally of amounts due from the Company’s MediMobility organ transport customers, which are large hospitals that receive terms for payment. Receivables are reviewed on a regular basis for collectability. Based upon these reviews and historical collection experience, the Company determined that no allowance for uncollectible accounts was required at March 31, 2021 and September 30, 2020.

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets includes prepaid insurance, the costs of which are amortized on a straight-line basis over the related coverage periods, prepaid marketing supplies, which are expensed upon usage, and prepayments to aircraft operators, which are expensed based upon flight time. Prepaid marketing supplies were $641 and $512 as of March 31, 2021 and September 30, 2020, respectively.

Blade Urban Air Mobility, Inc. and Consolidated Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

(amounts in thousands, except share and per share data)

Note 2 – Summary of Significant Accounting Policies (Continued)

Property, Equipment and Leasehold Improvements

The Company records additions to owned operating property, equipment and leasehold improvements at cost when acquired.

Depreciation and amortization of owned depreciable assets is based on the straight-line method over the assets' estimated useful lives, less estimated residual value, if appropriate, as estimated when placed into service. Leasehold improvements are amortized over the remaining term of the lease, including estimated facility renewal options when renewal is reasonably certain at key airports, or the estimated useful life of the related asset, whichever is less. The Company periodically reviews its owned property, equipment and leasehold improvements for recoverability.

Intangibles

The Company has finite-lived intangible assets. Finite-lived intangible assets are amortized over their estimated useful lives. Research and development costs are expensed as incurred. Following initial recognition of the finite-lived intangible asset, the asset is carried at cost less any accumulated amortization. Amortization of the asset begins when the asset is available for use.

Amortization is recorded in general and administrative expenses on the Company's condensed consolidated statement of operations. The Company periodically reviews its owned intangible assets for recoverability.

Joint Venture

Investments in joint arrangements are classified as joint ventures. Joint ventures are accounted for using the equity method. Under the equity method of accounting, interests in joint ventures are initially recognized at cost and adjusted thereafter to recognize the Company’s share of the profits and losses. When the Company’s share of losses in a joint venture equals or exceeds its interests in the joint venture, the Company does not recognize further losses, unless it has incurred obligations or made payments on behalf of the joint venture.

When the Company’s investment in the joint venture does not qualify for accounting under the equity method because the Company does not have sufficient control or influence, then, except as provided for below, the investment in the joint venture would be accounted for at fair value.

Specifically, ASC 321-10-35-2 states, in part, that an entity may measure an equity security without a readily determinable fair value that does not qualify for the practical expedient to estimate fair value in accordance with paragraph 820-10-35-59 at its cost minus impairment, if any. As such, the Company has recorded its investment in the joint venture at cost less impairment, if any (See Note 3).

Long-Lived Asset Impairments

The Company evaluates the carrying value of long-lived assets subject to amortization whenever events or changes in circumstances indicate that an impairment may exist. An impairment charge is recognized when the asset's carrying value exceeds its net undiscounted future cash flows and its fair market value. The amount of the charge is the difference between the asset's carrying value and fair market value.

Blade Urban Air Mobility, Inc. and Consolidated Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

(amounts in thousands, except share and per share data)

Note 2 – Summary of Significant Accounting Policies (Continued)

Net Loss per Common Share

Basic loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding during the period. Diluted loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding, plus the impact of common shares, if dilutive, resulting from the exercise of outstanding stock options and the conversion of convertible preferred stock.

Excluded from the calculation of weighted average dilutive common shares for the three and six months ended March 31, 2021 and 2020 were stock options to purchase 13,323,315 and 11,754,833 shares of common stock, respectively, and 22,116,811 shares of Convertible Preferred Stock, because their inclusion would have been anti-dilutive.

Revenue Recognition

The Company recognizes revenue under ASC 606, Revenue from Contracts with Customers. The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods and services transferred to the customer. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the company satisfies a performance obligation

The Company does not have any significant contracts with customers requiring performance beyond delivery.

For passenger revenue, seats or monthly or annual flight passes are typically purchased using the Blade App, and paid for via credit card transactions, wire, check, customer credit and gift cards, with payments principally collected by the Company in advance of the performance of related services. The Company initially records flight sales in its unearned revenue, deferring revenue recognition until the travel occurs. Unearned revenue from gift card purchases is recognized as revenue when a flight is flown or upon the expiration of the gift card. Unearned revenue from the Company’s monthly commuter pass and annual pass is recognized ratably over the term of the pass. For travel that has more than one flight segment, the Company deems each segment as a separate performance obligation and recognizes revenue for each segment as travel occurs. Fees charged in association with add-on services or changes or extensions to non-refundable seats sold are considered part of the Company's passenger performance obligation. As such, those fees are deferred at the time of collection and recognized at the time the travel is provided.

As of March 31, 2021 and September 30, 2020, the Company's balance in its deferred revenue is $4,415 and $3,973, respectively. Deferred revenue consists of unearned revenue, prepaid monthly and annual flight passes, customer credits, and gift card obligations. Unearned revenue represents principally the flight revenues received in advance of the actual flight. Customer credits represents unearned revenue for flights reservations that typically were cancelled for good reason by the customer. The customer has one year to use the credit as payment for a future flight with the Company. Gift cards represent prepayment of flight costs. The Company recognizes revenue for expired customer credits upon expiration.

Certain governmental taxes are imposed on the Company's flight sales through a fee included in flight prices. The Company collects these fees and remits them to the appropriate government agency. These fees are excluded from revenue.

The Company’s quarterly financial data is subject to seasonal fluctuations. Historically, its third and fourth quarter financial results have reflected higher travel demand, and were better than the first and second quarter financial results.

Blade Urban Air Mobility, Inc. and Consolidated Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

(amounts in thousands, except share and per share data)

Note 2 – Summary of Significant Accounting Policies (Continued)

Revenue Recognition (Continued)

Blade operates in three key lines of business:

•	Short Distance – Consisting primarily of flights: (i) between 60 and 100 miles in distance, largely servicing commuters with prices between $595 and $795 per seat (or $295 for monthly commuter pass holders); and (ii) between all New York area airports and dedicated Blade terminals in Manhattan’s heliports for $195 per seat (or $95 per seat with the purchase of an annual Airport Pass for $795). (Prices per seat presented at full dollar value and not rounded).

•	MediMobility Organ Transport and Jet – Consisting of jet transportation of human organs for transplant, non-medical jet charter and limited, by-the-seat, jet flights between New York and both Miami and Aspen.

•	Other – Consists principally of revenues from brand partners for exposure to Blade fliers and certain ground transportation services.

 Disaggregated revenue by product line was as follows:

	For the Three Months Ended
	March 31,
Product Line	2021	2020
Short distance	$1,049	$1,787
MediMobility organ transport and jet	7,729	4,588
Other	495	79
Total Revenue	$9,273	$6,454

	For the Six Months Ended
	March 31,
Product Line	2021	2020
Short distance	$3,179	$5,138
MediMobility organ transport and jet	13,253	6,453
Other	827	86
Total Revenue	$17,259	$11,677

Advertising

Advertising costs, which are included in selling and marketing expenses, are expensed as incurred. Advertising costs were $517 and $440 for the three months ended March 31, 2021 and 2020, respectively. Advertising costs were $710 and $881 for the six months ended March 31, 2021 and 2020, respectively.

Cost of Revenue

Cost of revenue consists principally of flight costs paid to operators of aircraft under contractual arrangements with Blade and landing fees.

Software Development Costs for Internal Use

Costs incurred for the development of the Company’s internal use software are expensed as incurred.

Blade Urban Air Mobility, Inc. and Consolidated Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

(amounts in thousands, except share and per share data)

Note 2 – Summary of Significant Accounting Policies (Continued)

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718, “Compensation - Stock Compensation” (“ASC 718”). ASC 718 establishes accounting for stock-based awards exchanged for employee and consultant services. Under the provisions of ASC 718, stock-based compensation cost is measured at the grant date, based on the fair value of the award, and is recognized as expense over the employee’s requisite service period (generally the vesting period of the equity grant). The fair value of the Company’s stock options are estimated using the Black Scholes option-pricing model with the following assumptions: fair value of the Company’s common stock, expected volatility, dividend rate, risk free interest rate and the expected life. The Company utilized a third party to determine the fair value of the Company’s common stock. The Company calculates the expected volatility using the historical volatility for a pool of peer companies over the most recent period equal to the expected term and evaluates the extent to which available information indicate that future volatility may differ from historical volatility. The expected dividend rate is zero as the Company does not expect to pay or declare any cash dividends on its common stock. The risk-free rates for the expected terms of the stock options are based on the U.S. Treasury yield curve in effect at the time of the grant. The Company has not experienced significant exercise activity on stock options. Due to the lack of historical information, the Company determined the expected term of its stock option awards issued using the simplified method. The simplified method assumes each vesting tranche of the award has a term equal to the midpoint between when the award vests and when the award expires.

Restricted stock awards are granted at the discretion of the Company’s Board of Directors. These awards are restricted as to the transfer of ownership and generally vest over the requisite service period, typically over a 12 month period.

Recently Issued and Adopted Accounting Pronouncements

In December 2019, FASB issued ASU 2019-12 Simplification of Income Taxes (Topic 740) Income Taxes. ASU 2019-12 simplifies the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The amendments also improve consistent application of and simplify U.S. GAAP for other areas of Topic 740 by clarifying and amending existing guidance. ASU 2019-12 is effective for public companies for annual periods beginning after December 15, 2020, including interim periods within those fiscal years. The standard will apply as a cumulative-effect adjustment to retained earnings as of the beginning of the first reporting period in which the guidance is adopted. The Company is in the process of evaluating the impact of the adoption of ASU 2019-12 on the Company’s financial statements and disclosures.

In August 2020, the FASB issued ASU No. 2020-06, “Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging— Contracts in Entity’s Own Equity (Subtopic 815-40).” The objective of this update is to simplify the accounting for convertible preferred stock by removing the existing guidance in ASC 470-20, “Debt: Debt with Conversion and Other Options,” that requires entities to account for beneficial conversion features and cash conversion features in equity, separately from the host convertible debt or preferred stock. The guidance in ASC 470-20 applies to convertible instruments for which the embedded conversion features are not required to be bifurcated from the host contract and accounted for as derivatives. In addition, the amendments revise the scope exception from derivative accounting in ASC 815-40 for freestanding financial instruments and embedded features that are both indexed to the issuer’s own stock and classified in stockholders’ equity, by removing certain criteria required for equity classification. These amendments are expected to result in more freestanding financial instruments qualifying for equity classification (and, therefore, not accounted for as derivatives), as well as fewer embedded features requiring separate accounting from the host contract. This amendment also further revises the guidance in ASU 260, “Earnings per Share,” to require entities to calculate diluted earnings per share (EPS) for convertible instruments by using the if-converted method. In addition, entities must presume share settlement for purposes of calculating diluted EPS when an instrument may be settled in cash or shares. The amendments in ASU 2020-06 are effective for fiscal years beginning after December 15, 2023, with early adoption permitted. The Company does not expect the adoption of ASU 2020-06 to have a significant impact on its consolidated financial statements.

Blade Urban Air Mobility, Inc. and Consolidated Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

(amounts in thousands, except share and per share data)

Note 2 – Summary of Significant Accounting Policies (Continued)

Subsequent Events

The Company evaluated subsequent events and transactions that occurred after the balance sheet date and up to the date that the financial statements were available to be issued. See Notes 8 and 12 for all subsequent events noted through the date the financial statements were available to be issued for more details.

Note 3 – Investment in Joint Venture

On March 24, 2019, and as amended on February 25, 2020, the Company entered into a joint venture agreement and a license agreement (the “First Amended Joint Venture and License Agreements”) with Hunch Ventures and Investments Private Limited, a private limited company incorporated under the laws of India (“Hunch”) and FlyBlade India Private Limited, a company incorporated and validly existing under the provisions of the Companies Act, 2013 (“FlyBlade India”), whereby the Company and Hunch initially invested $200 for 10% interest and $1,800 for 90% interest, respectively, for undertaking the business of FlyBlade India. Subsequently, upon the issuance of additional shares to Hunch in exchange for additional investment by Hunch, the Company’s interest fell below 10%. Pursuant to the First Amended Joint Venture and License Agreements, the Company and Hunch agreed to establish FlyBlade India as a joint venture and support it in carrying on the business operations. The Company agreed to provide the licensed IP support related to the software developed for short distance aviation services along with its trademarks in exchange for quarterly royalty payments of four percent (4%) of Gross Revenue for the period where Gross Revenue was up to $10,000 in a calendar year, quarterly royalty payments of three percent (3%) on Gross Revenue in excess of $10,000 and up to $40,000 in a calendar year, and quarterly royalty payments of one and half percent (1.5%) on Gross Revenue exceeding $40,000 (collectively, the "Royalties") in a calendar year. In addition to the Royalties, the Company could receive three percent (3%) of FlyBlade India’s profits before tax in each year that FlyBlade India attained a minimum of $3,500 in annual profits before income tax. Hunch agreed to provide support in carrying out the day to day operations, including the implementation of the business plan and hiring of personnel, ensuring compliance with local requirements and assisting with legal arrangements as needed by the business. For the three and six months ended March 31, 2021, the Company recorded royalty revenue of $19 and $19, respectively, under this arrangement.

In accordance with the First Amended Joint Venture and License Agreements, FlyBlade India was permitted to have a total of five directors, three of which were permitted to be appointed by Hunch and provided that Blade held at least a 10% interest, a single director was permitted to be appointed by the Company. Based upon Blade having less than ten percent (10%) interest on March 31, 2021, Blade held no board seat and lacked the power to appoint members of the FlyBlade India executive management team. As such, the Company is viewed as having minimal influence and control over FlyBlade India. As of March 31, 2021, the Company’s investment in the joint venture is recorded at cost.

The Company determined that it does not control the joint venture and therefore was not required to consolidate. In addition, Blade does not have sufficient control to influence and as such the equity method is not appropriate. The investment should be recorded at fair value. However, the Company elected the practicability exception to fair value measurement because the equity security does not have a readily determinable fair value. Accordingly, the Company has recorded the investment at cost less impairment if any. Based upon a qualitative assessment, the Company has determined that the investment should not be impaired. Qualitative considerations included an evaluation of the COVID-19 pandemic delays to the start-up of flight operations in India. Both Hunch and Blade Urban Air remain committed to the start of operations and discussions are underway with third parties to raise the next round of equity capital for the joint venture. As such, no impairment was warranted as of March 31, 2021.

As of March 31, 2021 and September 30, 2020, other non-current assets included amounts due from Blade India of $100 and $73, respectively.

Blade Urban Air Mobility, Inc. and Consolidated Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

(amounts in thousands, except share and per share data)

Note 4 – Intangible Assets

Purchase of Customer List – Underhill

On March 8, 2019, the Company purchased a customer list from Underhill Holdings, LLC, doing business as Fly the Whale, a seaplane operator that previously competed with Blade on one route between Manhattan and Long Island (“Underhill”). Underhill agreed to refrain from marketing its by-the-seat services to the customer names sold to Blade and refrain from offering by-the-seat services that are competitive with Blade. The Company paid Underhill $250 in cash for this customer list. Blade is amortizing the customer list using the straight-line method over its estimated useful life of five years. Blade has other pre-existing arrangements with Underhill, including capacity agreements for the utilization of certain amphibious seaplane and helicopter operator activities (See Note 9).

Purchase of Blade Domain

On December 16, 2020, the Company purchased the website domain “Blade.com” for $503 in cash. Blade has recorded the purchase of the domain as an indefinite lived intangible asset, subject to impairment testing at least annually. As of March 31, 2021, the Company did not deem impairment of its website domain necessary.

Intangible Assets

The following table presents information about the Company's intangible assets at:

		March 31, 2021			September 30, 2020
		Gross Carrying Amount	Accumulated Amortization	Net	Gross Carrying Amount	Accumulated Amortization	Net
Intangible assets	Estimated useful life
Customer list	5 years	$942	$(507)	$435	$942	$(414)	$528
Domain name	Indefinite	503	-	503	-	-	-
Trademarks	10 years	6	(2)	4	6	(1)	5
Total		$1,451	$(509)	$942	$948	$(415)	$533

For the three months ended March 31, 2021 and 2020 amortization of its finite-lived intangible assets were $47 and $48, respectively. For the six months ended March 31, 2021 and 2020 amortization of its finite-lived intangible assets were $94 and $94, respectively.

Note 5 – Right-of-Use Asset and Operating Lease Liability

The Company has entered into operating leases consisting principally of its airport terminals.

For contracts entered into by the Company, at the inception of a contract, the Company will assess whether the contract is, or contains, a lease. The Company's assessment is based on: (i) whether the contract involves the use of a distinct identified asset, (ii) whether the Company obtained the right to substantially all the economic benefit from the use of the asset throughout the period, and (iii) whether the Company has the right to direct the use of the asset.

Blade Urban Air Mobility, Inc. and Consolidated Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

(amounts in thousands, except share and per share data)

Note 5 – Right-of-Use Asset and Operating Lease Liability (Continued)

The Company generally uses its incremental borrowing rate as the discount rate for leases, unless an interest rate is implicitly stated in the lease. The Company’s incremental borrowing rate used for all leases under ASC 842 was 5.00%, the rate of interest that the Company would have to pay to borrow an amount equal to the lease payments on a collateralized basis over a similar term. The lease term for the Company’s leases include the noncancellable period of the lease plus any additional periods covered by either a Company option to extend the lease that the Company is reasonably certain to exercise, or an option to extend the lease controlled by the lessor. ROU assets, once recorded, are reviewed for impairment.

Lease expense for operating leases consist of the lease payments plus any initial direct costs and is recognized on a straight-line basis over the lease term.

Balance sheet information related to the Company’s leases is presented below:

	As of
Operating leases:	March 31, 2021	September 30, 2020
Operating right-of-use asset	$569	$737
Operating lease liability, current	394	430
Operating lease liability, long term	125	291

The following provides details of the Company’s lease expense:

Lease cost	For the Three Months Ended March 31,		For the Six Months Ended March 31,
	2021	2020	2021	2020
Short-term lease cost	$12	$8	$52	$30
Operating lease cost	115	138	227	182
Total	$127	$146	$279	$212

Other information related to leases is presented below:

	As of March 31, 2021	As of September 30, 2020
Weighted-average discount rate – operating lease	5.00%	5.00%
Weighted-average remaining lease term – operating lease (in months)	16	21

Blade Urban Air Mobility, Inc. and Consolidated Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

(amounts in thousands, except share and per share data)

Note 5 – Right-of-Use Asset and Operating Lease Liability (Continued)

As of March 31, 2021, the expected annual minimum lease payments of the Company’s operating lease liabilities and other short-term leases were as follows:

For the Years Ended September 30,
2021 (six months)	$233
2022	270
2023	36
Total future minimum lease payments, undiscounted	539
Less: Imputed interest for leases in excess of one year	20
Present value of future minimum lease payments	$519
Present value of future minimum lease payments - current	$394
Present value of future minimum lease payments - non-current	$125

Note 6 – Note Payable

On April 8, 2020, the Company entered into a note evidencing an unsecured loan (“PPP Loan”) in the principal amount of $1,165 pursuant to the Paycheck Protection Program (“PPP”) under the Coronavirus Aid Relief and Economic Security Act (“CARES Act”). The PPP Loan is administered by the U.S. Small Business Administration and the Company’s loan was made through JP Morgan Chase Bank. The PPP Loan bears interest at a fixed interest rate of zero point ninety-eight (0.98%) percent per year and matures in two (2) years after the issuance date. Payment of interest is deferred through September 2021. After that date, the Company is required to make 18 payments of equal monthly installments of principal and interest, including the deferred interest,with the final payment due in February 2023. The PPP Loan provides for customary events of default including, among other things, cross-defaults on any other loan with JP Morgan Chase Bank. The PPP Loan may be accelerated upon the occurrence of an event of default. The PPP Loan may be prepaid by the Company at any time with no prepayment penalties applied. As of March 31, 2021, the Company had not made any payments on its PPP Loan.

The proceeds of the PPP Loan may be used for payroll costs, costs related to certain group health care benefits, rent payments, utility payments, mortgage interest payments, interest payments on other debt obligation that were incurred before February 15, 2021.

The PPP Loan is guaranteed by the United States Small Business Administration (“SBA”). Under the terms of the CARES Act, the PPP Loan recipients can apply for and be granted forgiveness for all or a portion of a loan granted under the PPP, and any accrued interest, with such forgiveness to be determined subject to limitations based on the use of loan proceeds for payment of payroll costs and any payments of mortgage, interest, rent and utilities. The terms of any forgiveness may be subject to further requirements in any regulations and guidelines the SBA may adopt. The Company’s current plans are to not seek loan forgiveness and to repay the loan.

For the three and six months ended March 31, 2021, the Company recorded interest expense of $3 and $6, respectively, which is included in interest income (expense), net on the Company’s condensed consolidated statement of operations.

As of March 31, 2021 the balance of $1,165 was reflected as notes payable on the condensed consolidated balance sheet.

On May 7, 2021, the Company repaid the PPP Loan in full.

Blade Urban Air Mobility, Inc. and Consolidated Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

(amounts in thousands, except share and per share data)

Note 7 – Stock-Based Compensation

Option Awards

On December 14, 2020, the Board of Directors granted an option for the purchase of 15,000 shares of the Company’s common stock to an employee of the Company. The option, which was granted under the Company’s 2015 Equity Incentive Plan, had an exercise price of $7.28 per share and a term of 10 years. The option had a grant date fair value of $4.00 and vests over 48 months.

Option Award Valuation Assumptions

The Company determined the fair value of stock options granted during the six months ended March 31, 2021 based upon the assumptions as provided below.

Stock price	$7.28
Exercise price	$7.28
Dividend yield	0%
Expected volatility	60%
Risk-Free interest rate	0.63%
Expected life (in years)	6.08

Stock Option Modification

Stock options granted under the 2015 Equity Incentive Plan shall vest over a period of time as previously determined by the Board of Directors, subject to the option holder’s continuous service through each applicable vesting date. Consummation of the Merger will not automatically cause the vesting of options under the 2015 Equity Incentive Plan, but the Company’s Board of Directors provided that the vesting of all outstanding options under the 2015 Equity Incentive Plan that are held by current employees or other service providers will be accelerated upon the consummation of the Merger Agreement. Under ASC 718, the Company treated this event as a modification of these stock option awards. The Company determined that the increase in fair value of the number was immaterial, and as such, no additional cost was recognized.

Blade Urban Air Mobility, Inc. and Consolidated Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

(amounts in thousands, except share and per share data)

Note 7 – Stock-Based Compensation (Continued)

Stock Option Awards

Following is a summary of stock option activities for the six months ended March 31, 2021:

	Options	Weighted Average Exercise Price	Weighted Average Grant Date Fair Value	Weighted Average Remaining Life (years)
Outstanding – October 1, 2020	13,543,398	$0.14	$0.15	6.8
Granted	15,000	7.28	4.00
Exercised	(77,603)	0.24	0.18
Forfeited	(157,480)	0.18	0.09
Outstanding – March 31, 2021	13,323,315	$0.14	$0.15	6.3
Exercisable as of March 31, 2021	9,595,015	$0.14	$0.14	5.5

For the three months ended March 31, 2021 and 2020, the Company recorded $109 and $87 in stock option expense. For the six months ended March 31, 2021 and 2020, the Company recorded $357 and $178 in stock option expense. The fair value of stock options is amortized on a straight line basis over the requisite service periods of the respective awards. As of March 31, 2021, the unamortized value of stock options was $704. As of March 31, 2021, the weighted average remaining amortization period was 1.0 year.

Restricted Stock

On December 14, 2020, the Company granted an aggregate of 1,015,840 shares of the Company’s restricted stock to various employees, officers, directors, consultants and service providers under the 2015 Equity Incentive Plan and 70,000 shares of the Company’s restricted stock to a director outside the 2015 Equity Incentive Plan. The shares have various vesting dates, ranging from vesting on the grant date to as late as one year from the date of grant.

	Shares of Restricted Stock	Weighted Average Grant Date Fair Value
Non-vested – October 1, 2020	-	$-
Granted	1,085,840	7.28
Vested	(100,000)	7.28
Non-vested – March 31, 2021	985,840	$7.28

For the three months ended March 31, 2021 and 2020, the Company recorded $1,795 and $0 in employee and officers restricted stock compensation expense. For the six months ended March 31, 2021 and 2020, the Company recorded $2,822 and $0 in employee and officers restricted stock compensation expense. As of March 31, 2021, unamortized stock-based compensation costs related to restricted share arrangements was $5,082 and will be recognized over a weighted average period of 0.71 years.

Blade Urban Air Mobility, Inc. and Consolidated Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

(amounts in thousands, except share and per share data)

Note 7 – Stock-Based Compensation (Continued)

Stock-Based Compensation Expense

Stock-based compensation expense for stock options and restricted stock in the condensed consolidated statements of operations is summarized as follows:

	For the Three Months Ended March 31,
	2021	2020

Software development	$71	$6
General and administrative	1,833	75
Selling and marketing	-	6
Total stock-based compensation expense	$1,904	$87

	For the Six Months Ended March 31,
	2021	2020

Software development	$88	$12
General and administrative	3,091	154
Selling and marketing	-	12
Total stock-based compensation expense	$3,179	$178

Fair Value of Common Stock

In order to determine the fair value of its common stock, the Company evaluated the transaction price determined in its Merger Agreement (as defined in Note 11) with Experience. The Company used the total consideration provided for in the Merger Agreement divided by its fully diluted outstanding shares, to compute an assumed valuation of $7.28 per common share.

Note 8 – Related Party Transactions

The Company contracts for certain air charter services with Underhill, a related party. The Company paid Underhill approximately $312 and $379 for each of the three months ended March 31, 2021 and 2020, and $939 and $959 for each of the six months ended March 31, 2021 and 2020, respectively, for air charter services. The rates charged by Underhill for these air charter services are comparable to those that could be obtained in an arm’s-length transaction with an unrelated third party. Through January 20, 2021, Melissa Tomkiel, the Company’s President and General Counsel, had a 20% interest in Underhill. On January 23, 2021, Ms. Tomkiel and Underhill entered into an agreement under which one half of Ms. Tomkiel’s interest was immediately transferred back to Underhill and under which pursuant to the satisfaction of certain conditions by Underhill, Ms. Tomkiel’s interest will be fully transferred to Underhill. On April 8, 2021, those conditions were satisfied and Ms. Tomkiel’s remaining interest was transferred to Underhill.

Blade Urban Air Mobility, Inc. and Consolidated Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

(amounts in thousands, except share and per share data)

Note 9 – Commitments and Contingencies

Capacity Purchase Agreements

Blade has contractual relationships with various aircraft operators to provide aircraft service. Under these Capacity Purchase Agreements (“CPAs”), the Company pays the operator contractually agreed fees (carrier costs) for operating these flights. The fees are generally based on fixed hourly rates for flight time multiplied by hours flown. Under these CPAs, the Company is also responsible for landing fees and other costs, which are either passed through by the operator to the Company without any markup or directly incurred by the Company.

As of March 31, 2021, the Company has a remaining unfulfilled obligation for the years ended September 30, 2021 and 2022 under agreements with operators to purchase flights with an aggregate value of approximately $181 and $2,271, respectively.

Legal and Environmental

From time to time, we may be a party to litigation that arises in the ordinary course of business. Other than described below, we do not have any pending litigation that, separately or in the aggregate, would, in the opinion of management, have a material adverse effect on its results of operations, financial condition or cash flows. As of March 31, 2021, management believes, after considering a number of factors, including (but not limited to) the information currently available, the views of legal counsel, the nature of contingencies to which the Company is subject and prior experience, that the ultimate disposition of these other litigation and claims will not materially affect the Company's consolidated financial position or results of operations. The Company records liabilities for legal and environmental claims when a loss is probable and reasonably estimable. These amounts are recorded based on the Company's assessments of the likelihood of their eventual disposition.

On February 9, 2021, an individual complaint captioned, Digennaro v. Experience Investment Corp., et al. (No. 020921-104) was filed in New York state court. The complaint names Experience Investment Corp.; its Chief Executive Officer, Mr. Eric Affeldt; and its directors Mr. Martin J. Newburger, Mr. Brian C. Witherow, Mr. Rafael Pastor, Mr. Edward Philip, Experience Merger Sub, Inc. and Blade Urban Air Mobility, Inc. The complaint asserts claims for breach of fiduciary duty against Experience's officer and directors and aiding and abetting breach of fiduciary against the entities in connection with alleged material misstatements and omissions made in the Company's Form S-4, filed January 29, 2021. The complaint seeks, inter alia, injunctive relief enjoining or rescinding the Transaction, injunctive relief directing the filing of an amended registration statement, and damages.

On April 1, 2021, Shoreline Aviation, Inc. filed an Amended Complaint in the United States District Court for the Eastern District of New York naming Cynthia L. Herbst, Sound Aircraft Flight Enterprises, Inc., Ryan A. Pilla, Blade Urban Air Mobility, Inc., Robert Wiesenthal and Melissa Tomkiel as defendants. The case is captioned Aviation, Inc. v. Sound Aircraft Flight Enterprises, Inc. et al., No. 2:20-cv-02161-JMA-SIL (E.D.N.Y.). The complaint alleges, among other things, claims of misappropriation, violation of the Defend Trade Secrets Act, unfair competition, tortious interference with business relations, constructive trust, tortious interference with contract, and aiding and abetting breach of fiduciary duty against Blade, Robert Wiesenthal and Melissa Tomkiel (together the “Blade Defendants”). Claims against the Blade Defendants relate to the May 2018 Asset Purchase Agreement between Blade and Sound Aircraft Flight Enterprises, Inc. (“SAFE”) and Cindy Herbst, pursuant to which Blade purchased SAFE’s complete customer list, including names, contact information and customer flight histories. The complaint demands compensatory and consequential damages in excess of $13 million relating to the claims against the Blade Defendants, as well as punitive damages, certain equitable remedies, interest and attorneys’ fees and costs. The Company believes the outcome would not result in a material contingency.

As of March 31, 2021, the Company has not accrued for any contingencies related to the above legal proceedings.

Blade Urban Air Mobility, Inc. and Consolidated Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

(amounts in thousands, except share and per share data)

Note 10 – COVID-19 Risks and Uncertainties

COVID-19, which was declared a global health pandemic by the World Health Organization in March 2020, has driven the implementation and continuation of significant, government-imposed measures to prevent or reduce its spread, including travel restrictions, “shelter in place” orders and business closures. Consequently, the Company has experienced a decline in the demand for its passenger services due to travel restrictions significantly reducing the number of commercial airline passengers and office closures that required many people to work from home. As a result of this decline, the Company paused its airport service beginning in March 2020 and significantly reduced the number of its Northeast commuter flights. In addition, the Company did not renew certain agreements with its operators for some charter services that were in effect prior to COVID- 19. Despite the decline in its core business, the Company saw an increase in demand for its MediMobility organ transport and jet business during the pandemic. The Company believes that its flights on jet aircraft, operating from private terminals with no more than 16 passengers (to avoid commercial airport terminals), appealed to its fliers. The Company also launched BLADE Essential Ground Connect, the Company’s ground transportation service, during the pandemic and Blade implemented new measures to focus on the personal safety of its air and ground passengers.

Additionally, the Company implemented measures to focus on the personal safety of its passengers. These measures include, but are not limited to, the following: (i) enhanced aircraft cleaning procedures, including electrostatic decontamination of aircraft between flights; (ii) checking temperature and blood oxygen saturation levels upon check in for all passengers at BLADE terminals; (iii) requiring proof of a negative COVID-19 test result administered within 48 hours prior to departure for all shared jet flights; and (iv) requiring onsite COVID-19 testing or proof of a negative COVID-19 test result administered within 48 hours prior to departure for all scheduled jet flights.

With respect to its service, the Company enforces enhanced health and safety protocols among the fleet of vehicles it uses for this service, including equipping all vehicles with partitions between the passengers and driver, conducting temperature and blood oxygen level checks on the drivers, and deep cleaning the vehicles before and after each trip.

With the reduction in revenue, the Company has implemented cost savings initiatives, such as delaying non-essential projects and reducing or suspending other discretionary spending.

Note 11 – Merger Agreement

On May 7, 2021, the Merger between Blade and Experience was consummated. Pursuant to the Merger Agreement, at the closing date of the Merger, the outstanding shares of Blade common stock and preferred stock were cancelled and converted into (a) 10,024,296 shares of New Blade Class A Common Stock for each outstanding share of Blade common stock, par value $0.00001 per share, (including shares that were subject to vesting conditions) outstanding as of the closing date , (b) 16,101,172 shares of New Blade Class A Common Stock for each outstanding share of Blade Series Seed Preferred Stock, Blade Series A Preferred Stock and Blade Series B Preferred Stock, each par value $0.00001 per share, outstanding as of the closing date (collectively, the “Blade Preferred Stock” and together with the Blade Common Stock, the “Blade Stock”) and/or (c) 9,689,826 options to purchase a number of shares of New Blade Class A Common Stock at an exercise price calculated pursuant to the Merger Agreement for each option to acquire Blade Common Stock outstanding as of the closing date (each, a “Blade Option”), as calculated pursuant to the Merger Agreement.

Simultaneous with the closing of the Merger, on May 7, 2021, the Company completed a PIPE financing, whereby the Company received $125,000 in exchange for 12,500,000 shares of New Blade Class A Common Stock.

Immediately after giving effect to the Merger and the PIPE financing, there were 78,903,021 shares of New Blade Class A Common Stock and 14,166,667 New Blade Warrants outstanding. New Blade’s Class A Common Stock and New Blade’s Warrants trade on The Nasdaq Stock Market (“Nasdaq”) under the symbols “BLDE” and “BLDEW,” respectively.